Exhibit 99.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Contract”) is made as of this 11th day of November, 2015 (the “Effective Date”) by and between Romeoville, LLC, an Illinois limited liability company, (“Seller”), and WHLR-Highpoint Square, LLC, a Delaware limited liability company, or assigns (“Purchaser”).
WITNESSETH:

WHEREAS, Seller owns a shopping center containing approximately 10.434 acres, commonly referred to as Highpoint Square Shopping Center with an address of 24-74 South Weber Road, Romeoville, Illinois, and desires to sell same to Purchaser; and

WHEREAS, Purchaser desires to acquire such shopping center and related assets;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:
1.Property.     Subject to the terms and conditions herein, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following described property:
A.    All those certain tracts or parcels of land located in Romeoville, Illinois, as more particularly described on Exhibit “A” attached hereto and by this reference incorporated herein, together with the buildings, certain driveways, parking areas, stormwater ponds, and vacant parcels, and all other improvements located thereon owned by Seller (the “Improvements”), and together with all appurtenances, rights, easements, rights of way, tenements and hereditaments incident thereto and all title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue, open, closed or proposed, in front of or adjoining said tracts of land (said tracts of land, the Improvements and all other rights described above being hereinafter collectively referred to as the “Real Property”); and

B.    All equipment, furniture, furnishings, supplies and other fixtures of every description located on, or attached to the Real Property and which are owned by Seller as of the Effective Date (the “Additional Property”), and

C.    All leases of portions of the Real Property (the “Leases”), as more particularly described on Exhibit “B” attached hereto and by this reference made a part herein; and

D.    To the extent of Seller’s interest, if any, to the extent assignable at no cost to Seller and without the consent of third parties, all other assets and property rights (including intangible assets) relating to the Real Property and Additional Property or any portion thereof, including, but not limited to, all reciprocal easement agreements, operating agreements, development agreements, warranties, guarantees and bonds, certificates of occupancy, trade names, service marks, service contracts (to the extent assumed by Purchaser), governmental and regulatory licenses and permits (including any permits relating to stormwater management), final working drawings, engineering plans, utilities lay-out plans, surveys, topographical plans and plans and specifications.

The Real Property, Additional Property, Leases and all other assets and property rights and interests described in this Section 1 are hereinafter collectively referred to as the “Property”.

2.    Purchase Price and Terms of Payment.
A.    The purchase price (“Purchase Price”) for the Property shall be Sixteen Million Two Hundred Fifty Thousand and 00/100 Dollars ($16,250,000.00) and shall be paid on the Closing Date by Federal funds wire transfer, in United States dollars.

B.    One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Initial Deposit”) shall be deposited by Purchaser in escrow with Chicago Title Insurance Company, 10 S. LaSalle Street, Suite 3100, Chicago, IL 60603, Attn: Andres R. Bardelas, as escrow agent (the “Escrow Agent”), an affiliate of Fidelity National Title Insurance Company National Commercial Services, 5516 Falmouth St., Ste. 200, Richmond, VA 23230, Attn: Douglas M. Atkins, Vice President, Commercial Counsel & Sr. Account Executive, acting as the title company (the “Title Company”), within two (2) business days after the Effective Date to be held in a strict joint order escrow pursuant to Escrow Agent’s standard form agreement. Within two (2) business days after the expiration of the Review Period (as defined below), unless this Contract has been sooner terminated, Purchaser shall deposit an additional One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Second Deposit”) with Escrow Agent. As used in this Contract, “Deposit” shall refer collectively to the Initial Deposit and the Second Deposit, together with all interest earned thereon, if any. If the transaction contemplated by this Contract closes in accordance with the terms and conditions of this Contract, at Closing, as defined below, the Deposit shall be delivered by the Escrow Agent to Seller as payment toward the Purchase Price.

C.    The remaining balance of the Purchase Price shall be payable in cash or by wire transfer or other immediately available funds to Seller on the Closing Date.

3.    Review Period; Inspection.

A.    At all times during the period commencing on the Effective Date and terminating on the date that is thirty (30) days after the Effective Date (the “Review Period”), Purchaser, its agents, employees, representatives and contractors, at Purchaser’s sole cost and expense, shall have the rights:

1.    To evaluate the Property for its purchase in accordance with the terms of this Contract, provided Purchaser shall: (i) in all events give at least forty-eight (48) hours’ telephonic advance notice to Seller so that Seller may, at its option, have a representative designated by Seller present during each visit to the Property; (ii) not contact or otherwise communicate with any person using, occupying or providing service at the Property (except the property manager), including without limitation, the tenants under the Leases, except in the presence of Seller or Seller’s representative (or outside of the presence of such parties with Seller’s prior consent, which shall not be unreasonably withheld, conditioned or delayed), it being understood and agreed that Seller shall not unreasonably delay or prevent Purchaser’s communication with the tenants; and (iii) not unreasonably interfere with the use or operation of the Property. If Purchaser desires access to any space occupied by any of the tenants under the Leases, Seller shall seek to arrange such entry. Any such access shall be limited to normal business hours and Purchaser shall cooperate with any reasonable request by Seller in connection with the timing of any such access. Notwithstanding the foregoing, no invasive, intrusive or destructive testing or soil investigations shall be performed without the prior written approval of Seller, which such approval may be granted or withheld by Seller in its sole discretion; and
2.    Subject to the foregoing, to investigate and review any and all books and records relating to the Property and all Leases, service agreements, tenant correspondence, operating statements, warranties, guarantees or bonds, certificates of occupancy, governmental or regulatory licenses and permits, plans and specifications and other items relating to the Property. Within five (5) days of the Effective Date Seller shall forward to Purchaser complete copies of all the items set forth on Exhibit “C” (the “Due Diligence Materials”) to the extent that such items are in its possession or control. In no event shall Seller be required to prepare or obtain any information, report, document, survey, study, report or other item for Purchaser. Except as otherwise provided in Section 5 below, Purchaser acknowledges and agrees that Seller makes no representation or warranty as to the accuracy or completeness of the Due Diligence Materials or any other materials delivered by Seller in connection herewith except that, to Seller's knowledge, the Due Diligence Materials shall be true, correct and complete copies thereof. At all reasonable times Seller shall make available to Purchaser, its counsel and accountants, all financial and operating data and other books and records pertaining to the Property under Seller’s control.
B.    While on the Property, Purchaser will comply and will cause any of its representatives, consultants, agents or employees to comply with all applicable governmental laws and regulations. Purchaser shall restore any damage to the Property or any adjacent property caused by such actions to the same condition as existed prior to Purchaser’s action and indemnify, defend and save Seller and, as the case may be, its direct and indirect partners, trustees, shareholders, directors, members, managers, officers, employees and agents harmless of and from any and all claims and/or liabilities which Seller or its direct and indirect partners, trustees, shareholders, directors, members, managers, officers, employees or agents may suffer or be subject by reason of or in any manner relating to such inspections and other activities; provided, however, that Purchaser shall have no liability (for the restoration or otherwise) or indemnification obligations with respect to, solely as a result of Purchaser’s discovery of such conditions, provided Purchaser’s actions do not exacerbate existing conditions (it being understood and agreed that the discovery and uncovering of such conditions shall not be deemed to have exacerbated such conditions). Purchaser specifically acknowledges and agrees not to utilize any such access for, or to otherwise engage in, any marketing of all or any part of the Property prior to the Closing. In the event Purchaser discovers a preexisting condition at the Property, Purchaser hereby covenants that it shall not disclose such condition to any person or governmental authority, unless required by law to do so. Prior to Purchaser’s entry on the Property, Purchaser shall furnish (or caused to be furnished) to Seller a certificate naming

Seller (and its property manager and lender) as additional insureds on Purchaser’s or its agent’s or contractor’s commercial general liability insurance policy in an amount of at least Two Million Dollars per occurrence ($2,000,000).
C.    Purchaser shall have the right during the Review Period to determine that it is satisfied, in its sole and absolute discretion, with the results of any of the tests, inspections or investigations relating to the Property or the operation thereof, and that the Property is suitable in all respects for Purchaser’s intended purposes or needs. In the event Purchaser does not, prior to the end of the Review Period, notify Seller in writing of the waiver of its right to terminate this Contract pursuant to its review of the items as set forth in this Section 3, this Contract shall automatically terminate without requirement of further action on the part of Purchaser or Seller. In the event of such termination, Purchaser shall immediately return to Seller any documents, plans, studies or other materials related to the Property that were provided by Seller to Purchaser, and so long as Purchaser is not in default hereunder and has restored any damage caused to the Property, the Deposit shall be refunded to Purchaser and neither party shall have any further liability or obligations to the other hereunder provided; however, the indemnity contained in Section 3 herein shall survive.
4.    Title.
A.    Purchaser shall obtain at its sole cost and expense a current ALTA owner's title commitment for title insurance for the Real Property (the "Title Commitment") issued by the Title Company, together with true and complete copies of all exceptions contained therein and Purchaser shall obtain, at its sole cost and expense, an ALTA Survey of the Real Property (the "Survey"). Upon the receipt of the Title Commitment and Survey, Purchaser shall review all such information and shall, prior to the end of the Review Period, furnish a copy of the Title Commitment and Survey to Seller together with a statement as to which exceptions shown on the Title Commitment and matters on the Survey are unacceptable to Purchaser (the "Title Objection(s)"). If Purchaser fails to deliver such notice of Title Objections to Seller on or before prior to the end of the Review Period, then Purchaser shall be deemed to have found title unacceptable in all respects and this Contract shall be deemed terminated by Purchaser, the Deposit shall be returned to Purchaser and the Seller and Purchaser shall have no further responsibility to each other under this Contract; provided, however, the indemnity contained in Section 3 herein shall survive such termination.

B.    Within five (5) business days of receipt of Purchaser's written notice of Title Objections (the “Seller Election Date"), Seller shall notify Purchaser in writing of any Title Objections which Seller either refuses to cure or is unable to cure in a manner acceptable to Purchaser; provided however, it is understood and agreed to by Purchaser that Seller shall have no obligation to cure any Title Objection or expend any money to cure such Title Objection. In the absence of such notice from Seller to Purchaser, Seller shall be deemed to have elected not to satisfy, correct or cure any Title Objections.

C.    In the event Seller notifies Purchaser or is deemed to have notified Purchaser on or before the Seller Election Date of its election to refuse to cure or its inability to cure in a manner acceptable to Purchaser all of the Title Objections of which Seller is notified by Purchaser, then Purchaser shall by notice to Seller within five (5) business days after the Seller Election Date elect one of the following:

1.    To waive such Title Objection(s) and to close the transaction in accordance with the terms of this Contract; or
2.    To terminate this Contract by notice to Seller given on or before the date which is five (5) days after the Seller Election Date, and the Deposit shall be refunded to Purchaser and neither party shall have any further liability or obligations to the other hereunder; provided, however, the indemnity contained in Section 3 herein shall survive such termination. If Purchaser fails to deliver such notice to Seller within five (5) business days after the Seller Election Date, then Purchaser shall be deemed to have found title to the Real Property unacceptable in all respects and this Contract shall be deemed terminated by Purchaser, the Deposit shall be returned to Purchaser and the Seller and Purchaser shall have no further responsibility to each other under this Contract provided, however, the indemnity contained in Section 3 herein shall survive such termination.
D.    "Permitted Exceptions" shall mean all exceptions shown on the Title Commitment and matters noted on the Survey other than the Title Objections which Seller agrees to cure pursuant to this Section 4.
E.    Notwithstanding anything in this Contract to the contrary, and notwithstanding any notice of Title Objections delivered hereunder or not delivered hereunder, with respect to Voluntary Liens (as hereinafter defined), Seller shall remove or cure the same by payment of funds from Closing. As used herein, the term “Voluntary Lien” shall mean any mortgage, deed of trust, mechanics lien or other similar monetary lien encumbering the Real Property caused or entered into by Seller and all tax liens which encumber the Real Property. Notwithstanding any terms to the contrary contained herein, for mechanics liens, Seller may be entitled to provide Purchaser with affirmative coverage over such matters in lieu of paying off such mechanics lien prior to or at Closing.
5.    Seller’s Representations and Warranties. Seller warrants and represents to Purchaser as follows, which warranties and representations shall be deemed made on the Effective Date and shall be reaffirmed at Closing; provided that Purchaser acknowledges and agrees that each of such representations and warranties is and may be expressly qualified by any information set forth in this Contract or any files, documents, materials, analyses, studies, tests or reports disclosed or made available to Purchaser prior to the end of the Review Period and may be modified or updated in accordance with the terms of this Contract:
A.    Seller is a validly existing limited liability company formed and in good standing in the State of Illinois, authorized to do business in the State of Illinois and has the authority to enter into and perform its obligations under this Contract. The person executing this Contract on behalf of Seller has been authorized to do so.
B.    The execution and delivery of this Contract do not, and the consummation of the transaction contemplated hereby will not in any material respect require any approval, consent, authorization or order of, or filing with, any private party or any governmental agency or body or violate any law, rule or regulation or any order, arbitration award, judgment or decree to which Seller is a party or by which the Seller or any of the Property is bound.

C.    The Property is not subject to any option contract or other sales contract, or to any leases or other occupancy agreements other than the Leases.
D.    Seller has no knowledge of, and has received no written notice (that remains uncured) from, any governmental authority requiring any work, repairs, construction, alterations or installations on or in connection with the Property, or asserting any violation of any federal, state, county or municipal laws, ordinances, codes, orders, regulations or requirements affecting any portion of the Property, including, without limitation, any applicable environmental laws or regulations. There is no action, suit or proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or the Property or any portion thereof or relating to or arising out of the ownership of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.
E.    The Seller has not received from any governmental authority any written notice of, and to the Seller’s knowledge, there are no pending or contemplated condemnation proceedings affecting the Property.
F.    Seller has not received any written notice from any insurance company or any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies with respect to, or requesting the performance of any repairs, alterations or other work to, the Property.
G.    Except as otherwise disclosed in the Due Diligence Materials, to Seller’s knowledge, the Real Property is not (and has not been) in violation of any applicable environmental law, including without limitation those listed below in this paragraph. Further, except as otherwise disclosed in the Due Diligence Materials, to Seller’s knowledge, the Real Property is not now, nor has it at any time during Seller’s ownership thereof been, used for the manufacture, processing, distribution, use, treatment, storage, disposal, placement, transport or handling of toxic materials, hazardous wastes or hazardous substances (as those terms are defined in the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) or the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), oils, petroleum-derived compounds, or pesticides, all of which are hereinafter referred to as “Hazardous Materials”). In addition, to the best of Seller’s knowledge, no (i) underground storage tanks, (ii) asbestos (either commercially processed or excavated raw materials), (iii) electrical transformers, fluorescent light fixtures with ballast, or other items or equipment containing polychlorinated biphenyls (“PCBs”), or (iv) other Hazardous Materials are present on the Property in violation of any applicable law except as previously disclosed in writing to Purchaser by Seller. Except as disclosed in the Due Diligence Materials, Seller has not received any written information from neighboring property owners indicating they have any concerns about existing environmental conditions which could affect the Property or suggesting they might look to Seller for contribution to clean up or remediate such condition. Notwithstanding anything to the contrary herein, the effect of the representations made in this subparagraph shall not be diminished or deemed to be waived by any inspections, tests or investigations made by Purchaser or its agents.
H.    Exhibit “B” lists all (i) leases for any portion of the Property and all amendments and any other writings related thereto in effect on the Effective Date and (ii) guaranties with respect to the Leases in effect on the Effective Date (the “Guaranties”). Each of the Leases and Guaranties is valid and subsisting and in full force and effect, has not been further amended, modified or supplemented unless disclosed on Exhibit “B” and except as otherwise noted on Exhibit “B”, the tenant thereunder is in actual possession in the normal course. To Seller’s knowledge, there are no defaults or delinquencies by tenants under the Leases, except as otherwise noted on Exhibit “B.” To Seller’s knowledge, except as otherwise noted on Exhibit “B,” no tenant has asserted any claim of which Seller has notice which would in any way affect the collection of rent from such tenant and no written notice of default or breach on the part of the landlord under any of the Leases has been received by Seller or its agents from the tenant thereunder. To Seller’s knowledge, except as otherwise noted on Exhibit “B,” all improvements, landlord work, painting, repairs, alterations and other work required to be performed thereunder, have been or will, be fully performed and paid for in full prior to Closing,
I.    The rents set forth in Exhibit “B” are the actual rents, income and charges presently being collected by Seller. To Seller’s knowledge, except as otherwise noted on Exhibit “B,” no tenant under any of the Leases is entitled to any concessions, allowances, rebates or refunds or has prepaid any rents or other charges for more than the current month. To Seller’s knowledge, except as otherwise noted on Exhibit “B,” none of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered, except in connection with any loan to be fully satisfied prior to, or at, Closing. No security deposits have been paid by any tenants which have not heretofore been returned, except as set forth in Exhibit “B” hereto, if any.
J.    Following Closing, no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof.
K.    The Seller is not a debtor in any bankruptcy or other insolvency proceeding.
L.    To Seller’s knowledge, all amounts due and payable by Seller under any operating and reciprocal easement agreements affecting the Real Property have been paid and Seller has not received written notice of default under any such agreements which has not been cured. To Seller’s knowledge, there are no parties subject to such agreements which are in default under any of such agreements.
M.    To Seller’s knowledge, Seller is the fee simple owner of the Real Property.
N.    To Seller’s knowledge, all documents listed under items 5, 7, 16, 17, 18, 19, 23 and 24 on Exhibit “C” to this Contract (herein the “Financial Reports”) provided to Purchaser, are true, accurate, and complete copies thereof and Purchaser shall be entitled to rely upon the accuracy of the Financial Reports.
The representations and warranties of Seller set forth in this Section 5, as updated as of the Closing by any information set forth in this Contract or any files, documents, materials, analyses, studies, tests or reports disclosed or made available to Purchaser prior to the end of the Review Period shall survive Closing for a period of nine (9) months. Seller shall have no liability to Purchaser for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said nine (9) month period, nor shall Seller have any liability (a) unless the amount of such claim or claims, individually or in the aggregate, exceeds Twenty Five Thousand and 00/100 Dollars ($25,000.00), or (b) in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) with respect to any such claims. In the event that Purchaser discovers prior to the end of the Review Period that a representation or warranty of Seller under this Section 5 is untrue or becomes untrue, and Purchaser does not elect to terminate this Contract prior to the end of the Review Period, such representation or warranty shall not be a condition to Closing. Anything contained herein to the contrary notwithstanding, to the extent any inaccuracy in a representation and warranty of Seller in this Contract or any documents or instruments delivered by Seller at the Closing is revealed in any of the Due Diligence Materials or other documents or information provided or made available to Purchaser or otherwise obtained by Purchaser and Purchaser nevertheless consummates the Closing and the transactions contemplated by this Contract, notwithstanding Purchaser’s right to terminate as provided in Section 8 below, then such representation and warranty shall be deemed modified to reflect such inaccuracy. The reference to “Seller’s knowledge” as used in this Section 5 shall be deemed to mean the actual knowledge of Jonathan E. Basofin and Michael S. Basofin (the “Designated Individuals”), without any obligation for such person to make any independent investigation of the matters being represented or warranted, to make any inquiry of any other persons, or to search or examine any files, records, books or correspondence. Notwithstanding anything to the contrary contained herein, the designation of the Designated Individuals shall in no event expose the Designated Individuals to personal liability hereunder on account of a breach by Seller of any representation or warranty contained herein, all such liability residing only with Seller.
6.    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as follows:
A.    This Contract is validly executed and delivered by Purchaser and the performance by Purchaser hereunder does not violate (i) any agreement or contract to which Purchaser is a party or (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Purchaser is subject and all consents required under Purchaser’s organizational documents or by law have been obtained. All documents that are to be executed by Purchaser and delivered to Purchaser on the Closing Date have been, or on the Closing Date will be, duly executed, authorized and delivered by Purchaser.
B.    This Contract and all such documents are, and on the Closing Date will be, legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms and do not, and, at the time of the Closing Date will not, violate any provisions of any agreement or judicial or administrative order to which Purchaser is a party or to which Purchaser or the Property (or any portion thereof) is subject. Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.
C.    There are no existing legal actions, suits or similar proceedings pending against Purchaser, or to the best of Purchaser’s knowledge, threatened against Purchaser, which if adversely determined, would materially and adversely affect Purchaser’s ability to consummate the transactions contemplated by this Contract.
D.    Neither Purchaser nor, to Purchaser’s knowledge any of its equity owners or any of its or their respective employees, officers or directors, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and

Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.
E.    Purchaser has taken, and shall continue to take until the Closing, such measures as are required by applicable law to assure that the funds used to pay to Seller the Purchase Price are derived: (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.
F.    No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Purchaser’s knowledge, threatened, against Purchaser.
7.    Covenants.
A.    Seller covenants and agrees that Seller will not (i) mortgage, pledge or subject the Property or any part thereof to an unbonded lien or other encumbrance which will not be removed or released of record by Closing, (ii) permit any mechanic’s or materialmen’s lien to attach against the Real Property unless Seller bonds off such lien and causes the Title Company to insure over such mechanic’s or materialmen’s lien, (iii) execute or cause to be placed of record any document affecting title to any portion of the Real Property, other than matters which are deemed Permitted Exceptions, (iv) enter into, or subject any portion of the Property to, any option contract, sales contract, or any other agreement, pursuant to which any party shall have any right to purchase any portion of the Property or (v) enter into any lease, assignment, amendment, modification, supplement or renewal of any of the Leases, without notifying Purchaser, or following the expiration of the Review Period, without first receiving Purchaser’s prior written approval, which approval may be withheld by Purchaser for any reason or no reason at all.
B.    Seller covenants and agrees that except in the ordinary course of business, Seller will not sell or otherwise dispose of or remove any fixtures, mechanical equipment or any other item included within the Property.
C.    Seller covenants and agrees that following the expiration of the Review Period, Seller will not do any act without the prior written consent of Purchaser which will materially adversely affect the warranties, guarantees, bonds and other items delivered to Purchaser as specified in Section 1 (D) herein.
D.    Seller covenants and agrees that Seller will comply with each and every material undertaking, covenant and obligation of the landlord under the Leases.
E.    Seller covenants and agrees that Seller will maintain or cause to be maintained the Property in the ordinary course of business in substantially the same manner as it is now operated, maintained and repaired, including all plumbing, heating, ventilating, air conditioning and other mechanical and electrical systems contained in the Improvements.
F.    Seller covenants and agrees that Seller will pay or cause to be paid all debts, taxes, fees, assessments, commissions, and other obligations related to the use and ownership of the Property up to the date of Closing, except for those items for which proration is agreed upon in accordance with the provisions of Section 10 herein or otherwise required to be paid by tenants under the Leases.

G.    Seller covenants and agrees that Seller will: (i) manage and operate the Property only in the ordinary and usual manner and maintain in full force and effect until the Closing Date all appropriate insurance policies; (ii) deliver the Property on the Closing Date in substantially the same condition it is in on the date of this Contract, reasonable wear and tear, fire and other casualty excepted; (iii) give prompt written notice to Purchaser, by overnight delivery from a recognized national carrier or electronic mail of any fire or other casualty affecting the Property after the Effective Date; and (iv) deliver to Purchaser, promptly after receipt by Seller, copies of all notices of violation issued by governmental authorities with respect to the Property received by Seller after the Effective Date.
H.    Seller covenants and agrees that Seller will give notice of termination to be effective at Closing with regard to any management or leasing contract or fee arrangement between Seller and any other party for or in connection with the Real Property and all payments due thereunder will be paid in full by Seller prior to Closing and Seller shall hold Purchaser harmless from any claims thereunder, unless Purchaser, at its sole option, assumes any such agreement in writing prior to the expiration of the Review Period. Seller further warrants and represents that all such contracts and agreements shall be terminated effective as of Closing, unless otherwise assumed by Purchaser as noted above.
I.    Purchaser and Seller each covenant and agree to promptly notify the other party in writing if any event occurs or any condition exists which renders any of the representations contained in Section 5 or 6 untrue or misleading.
8.    Conditions.
In addition to Purchaser’s absolute right to terminate this Contract for any reason at any time during the Review Period, the obligation of Purchaser under this Contract to purchase the Property from Seller is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any of which conditions may be waived in whole or in part by Purchaser by written waiver at or prior to the Closing Date:
A.    Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Contract to be performed by, observed and complied with on its part either on or prior to the Closing Date.
B.    All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date and Seller will deliver to Purchaser at Closing a certificate to that effect.
C.    All Key Tenants of the Leases shall be occupying the Property and operating its business at the Property and none of the Key Tenants, as defined herein, shall be in default in the payment of rent or performance of any other material obligation under their respective leases.
D.    Seller shall deliver to Purchaser prior to Closing, duly executed originals of estoppel certificates (the “Estoppel Certificates”) from Bank of America, Buffalo Wild Wings, O’Reilly Auto Parts and Anytime Fitness, (the “Key Tenants”) and from other tenants representing at least seventy percent (70%) of leased area of the Property (herein the “Required Tenant Estoppels”), exclusive of the area of the Property leased to the Key Tenants under the Leases, on the form attached hereto as Exhibit “D” or upon any similar form required by any lender to Purchaser; provided, however, that if a form of estoppel certificate is attached to or otherwise prescribed in an applicable Lease, then such form shall be deemed to be acceptable to Purchaser. Seller shall deliver the Required Tenant Estoppels to Purchaser prior to Closing in the required form, without modification, each Estoppel Certificate shall not be dated more than sixty (60) days before Closing, and each such Estoppel Certificate shall state no claim of offset by the tenant, no default by Seller under the Leases and no circumstance which would with the giving of notice or passing of time be a default by Seller under any Lease within the aforesaid time period. Each Guarantor of a Lease shall execute the attached Guarantee Estoppel attached hereto as Exhibit “E” without any amendments thereto. Notwithstanding any terms or provisions to the contrary in this Contract, in the event Seller is unable to deliver the Required Tenant Estoppels, Seller shall not be in default under this Contract.
E.    Seller shall deliver to Purchaser prior to Closing, duly executed originals of subordination, nondisturbance agreements (the “SNDA Agreements”) from each Key Tenant under the Leases or any tenant that has recorded a Memorandum of Leases in the land records (the “Required SNDAs”), in the form attached hereto as Exhibit “F” or upon any similar form required by any lender to Purchaser; provided, however, that if a form of SNDA Agreement is attached to or otherwise prescribed in an applicable Lease, then such form shall be deemed to be acceptable to Purchaser. Seller shall deliver the Required SNDAs in the required SNDA Agreements form without modification prior to Closing. Notwithstanding any terms or provisions to the contrary in this Contract, in the event Seller is unable to deliver the Required SNDAs, Seller shall not be in default under this Contract.
F.    Seller shall deliver to Purchaser prior to Closing, duly executed originals of estoppel certificates (“REA Estoppel”) from all parties subject to any Reciprocal Easement Agreement or Easement with Covenants and Restrictions or similar agreement (the “Restrictive Agreement”), if any, in the form attached hereto as Exhibit “G”, by which the parties to the Restrictive Agreement shall certify that the Restrictive Agreement is in full force and effect, has not been modified or amended in any way, and to the best knowledge of the party giving the estoppel, the Seller is not in default under the applicable instrument and all amounts, if any, owing under the Restrictive Agreement have been paid in full by Seller. Notwithstanding any terms or provisions to the contrary in this Contract, in the event Seller is unable to deliver the REA Estoppels, Seller shall not be in default under this Contract.
G.    The Title Company shall be prepared to issue an owner’s title insurance policy in the form approved in writing by Purchaser on or before the expiration of the Review Period.
H.    Except as permitted under Sections 7, 12 and/or 16 herein, the physical condition of the Property shall not have materially changed since the Effective Date.
In the event any of the foregoing conditions to the Closing are not satisfied or waived in writing by Purchaser as of the Closing Date, then Purchaser may either (i) extend the date for Closing for a maximum of thirty (30) days until such conditions are satisfied, or (ii) terminate this Contract and have the Deposit refunded together with accrued interest or (iii) waive in writing the satisfaction of any such conditions, in which event this Contract shall be read as if such conditions no longer existed; provided, however that, if such failure of condition also constitutes or is accompanied by a default by Seller hereunder, Purchaser shall have all rights and remedies as set forth in Section 13 herein. If Purchaser has extended the date for Closing for a maximum of thirty (30) days and the condition(s) are still not satisfied as of the extended date for Closing, then Purchaser may (i) waive in writing the satisfaction of any such conditions, in which event this Contract shall be read as if such conditions no longer existed or (ii) terminate this Contract and have the Deposit refunded together with accrued interest.
The obligations of Seller to consummate the transaction contemplated by this Contract are, in addition to the other terms and conditions of this Contract, subject to the following (any one or more of which may be waived in whole or in part by Seller at its discretion):
A.    The representations and warranties made by Purchaser in this Contract being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date (except as the same may be modified or updated in accordance with the terms of this Contract), and,
B.    Purchaser having performed in all material respects all covenants and obligations required by this Contract to be performed by Purchaser on or prior to the Closing Date, including, without limitation, payment of the Purchase Price, as adjusted and prorated hereunder.
9.    Closing.
A.    Unless this Contract is terminated by Purchaser or Seller as herein provided, the closing hereunder (the “Closing”) shall be conducted in escrow by the Title Company on or before that date which is thirty (30) days after the end of the Review Period (the “Closing Date”); provided however, it is understood and agreed to by the parties that if the Closing Date does not occur by December 24, 2015, that the Closing Date shall be extended to January 5, 2016.
B.    At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Seller shall deliver or cause to be delivered to Purchaser the following, (drafts of which shall be delivered to Purchaser five (5) days prior to Closing for its review and approval):
1.    A special warranty deed, duly executed and acknowledged by Seller and in proper form for recordation, conveying fee simple title to the Real Property, free and clear of all liens and encumbrances, other than the Permitted Exceptions, consistent with the form attached hereto on Exhibit “H.” If requested by Purchaser, the Seller shall also convey the Real Property by Quit-Claim which shall describe the Real Property by reference to the Survey obtained by Purchaser.
2.    A bill of sale, duly executed and acknowledged by Seller, consistent with the form attached hereto on Exhibit “I”.
3.    The originals of the Leases and Guarantees thereof, together with a valid assignment, duly executed by Seller, assigning to Purchaser and Purchaser assuming from Seller, all of Seller’s right, title and interest, as landlord in and to the Leases and Guarantees thereof, consistent with the form attached hereto on Exhibit “J.” (the “Assignment and Assumption of Lease”).
4.    Notice to the tenants under the Leases in the form approved by Purchaser and in conformity with the requirements of the Leases, duly executed and acknowledged by Seller, advising the tenants of the sale of the Property to Purchaser and directing that rent and other payments thereafter be sent to Purchaser (or its agent) at the address provided by Purchaser.

5.    A valid assignment, duly executed and acknowledged by Seller, assigning to Purchaser all of Seller’s interest in and to guarantees, warranties and bonds and other assets comprising the Property, together with the original of each such guaranty, warranty, bonds and other related documents (the “General Assignment”).
6.    A certificate of non-foreign status as required by Section 1445 of the Internal Revenue Code, duly executed by Seller.
7.    Unless delivered at Closing, on or before two (2) Business Days after Closing, Seller shall deliver to Purchaser’s offices the keys to all locks on the Property in Seller’s or Seller’s building manager’s possession and originals or, if originals are not available, copies, of all of the Due Diligence Materials, to the extent not previously delivered to Purchaser.
8.    Seller’s certificate, duly executed by Seller, pursuant to Section 5 herein with respect to its representations and warranties.
9.    Any other documents reasonably requested by the Title Company in order to consummate the transaction contemplated by this Contract.
10.    A closing statement executed by Seller.
11.    A broker lien waiver executed by the Broker (as defined in Section 15).
12.    Intentionally deleted.
13.    All state, county or local declarations, affidavits, or transfer statements required in connection with the recording of the special warranty deed.
14.    To the extent received, all fully executed original of the Estoppel Certificates, SNDA Agreements, and REA Estoppels;
C.    At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Purchaser shall deliver or cause to be delivered the following:
1.    Cash, wire transfer or other immediately available funds payable to Seller in the amount of the funds at Closing, as specified in Sections 2 (A) herein.
2.     Purchaser’s counterpart of the Assignment and Assumption of Lease.
3.    Purchaser’s counterpart of the General Assignment.
4.    Intentionally deleted.
5.    A closing statement executed by Purchaser.
6.    Purchaser’s certificate, duly executed by Purchaser, pursuant to Section 6 herein with respect to its representations and warranties.
7.    All state, county or local declarations, affidavits, or transfer statements required in connection with the recording of the special warranty deed.
8.    Any other documents reasonably requested by the Title Company in order to consummate the transaction contemplated by this Contract.

10.    Adjustments.
The following shall be adjusted between Seller and Purchaser and shall be prorated on a per diem basis as of the Closing Date, except as noted below:
A.    All rents and other payments and obligations pursuant to the Leases with Seller being entitled to rent and other payments for the period to and including the day prior to the Closing Date and Purchaser being entitled to rent and other payments for the period from and after the Closing Date. All monies received after Closing from a tenant in arrears at Closing shall be first applied to current rent, then to arrearages and any other amounts owing to Seller. Purchaser shall use commercially reasonable efforts to collect any rent arrearages owing to Seller; provided, however, Purchaser shall not be required to initiate any legal action to collect such rent arrearages and provided further that such obligation to use commercially reasonable efforts to collect such arrearages shall cease at the expiration or earlier termination of the applicable Lease pursuant to which such rent arrearages were due and owing.
B.    Real estate taxes (on the basis of the actual fiscal years for which such taxes are assessed), personal property taxes, and assessments on the Property shall be apportioned pro rata between Seller and Purchaser, with Seller responsible for the same to and including the day prior to the Closing Date and Purchaser responsible for the same from and after the Closing Date. In the event that as of the Closing date the actual tax bills for the tax year or years in question are not available Purchaser and Seller shall prorate the real estate taxes for such year or years based upon the amount of the real estate taxes for the most recent year for which a tax bill is available (or if then not available, based upon the most current assessed valuation, tax rates and equalization factor which will be reflected in the tax bill(s) when issued). Thereafter, upon receipt of the tax bill(s) for the year in which the Closing occurs, and for any prior years, taxes shall be reprorated based upon the amount of real estate taxes shown by such tax bill(s), and Purchaser or Seller, as the case may be, shall pay to the other on demand the appropriate amount. Seller shall receive a credit in an amount equal to any taxes and assessments which have been paid by Seller applicable to periods on or after the Closing Date. If Seller has submitted an application for real estate tax relief or refund and becomes entitled to relief or refund applicable to tax periods during which Seller or its predecessor owned the Land for which Purchaser received a credit from Seller at Closing, then, Seller shall be entitled to collect and retain its equitable share of any such refund for which relief was granted and Purchaser shall be entitled to collect and retain its equitable share of any such relief or refund. This provision shall survive the Closing.
Notwithstanding any terms or provisions to the contrary, it is understood and agreed to by Seller and Purchaser that Seller shall deposit in escrow with the Escrow Agent funds sufficient to pay the real estate taxes, state, city and county taxes and other levies and charges for the then current tax fiscal year, and any installment of real estate taxes for any prior tax fiscal year not yet due and payable for Parcel Identification Number 11-04-07-203-004-0000 paid by Bank of America (herein “BofA”), taxes for Parcel Index Number 11-04-07-203-005-0000, paid by Wendy’s Properties, LLC, (herein “Wendy’s”) and the taxes for Parcel Index Number 11-04-07-203-006-0000, paid by Windy’s Landing, Inc., d/b/a/ Taco Bell (herein “Taco Bell”). Upon payment of all such amounts due by BofA, Wendy’s and Taco Bell, the applicable escrowed funds allocable to such tenant’s share shall be released to Seller. If such amounts are not paid by BofA, Wendy’s and Taco Bell when due, then such escrowed funds applicable to such delinquent tenant’s share shall be released to Purchaser. Seller represents and warrants to Purchaser that BofA, Wendy’s and Taco Bell each have the right under their respective Leases to pay their respective taxes directly to the taxing authority as provided in their respective Leases.
C.    Seller shall pay to Purchaser at Closing, by credit against the Purchase Price, all security deposits paid by tenants under the Leases and in amounts currently held by Seller and for any interest on such security deposits, if, as and to the extent required by the Leases.
D.    At the Closing, (a) Seller shall pay and be responsible for (i) the recording charges for any instrument which releases or discharges any lien as required by Section 4 hereto, (ii) one-half of the fees of the Escrow Agent, (iii) Seller’s counsel’s fees and expenses, (iv) Seller's share of pro rata items pursuant to this Section 10, (v) the commission due and payable to the Broker, and (vi) state and county real estate transfer taxes and stamps.
E.    Purchaser shall pay and be responsible for (i) all recording charges other than as are the expressly responsibility of Seller pursuant to the terms of this Section, (ii) all costs of Purchaser’s due diligence studies and investigations, (iii) one-half of the fees of the Escrow Agent, (iv) Purchaser’s counsel’s fees and expenses, (v) the Romeoville real estate transfer taxes and stamps, (vi) any costs associated with the issuance of the title commitment and owner’s title policy to Purchaser and any endorsement to the policy of title insurance, (vii) Purchaser’s share of pro rata items pursuant this Section 10, (viii) the cost of recording any security instruments required by any lender, and (ix) the cost of the Survey.
F.    Intentionally deleted.
G.    All utilities, real estate taxes, operating expenses and other apportionable income and expenses paid or payable by Seller, including without limitation, Common Area Maintenance charges due under the Leases (collectively “CAM Charges”), shall be apportioned pro rata on a per diem basis as of 12:01 A.M. on the date of Closing. Seller shall use its best efforts to cause any and all public utilities serving the Property to issue final bills to Seller on the basis of readings made as of Closing and all such bills shall be paid by Seller. After Closing, Purchaser and Seller shall perform a final reconciliation of the CAM Charges due under the Leases for the calendar year up to the date of Closing (the “Short Year”) as follows: (i) Purchaser shall pay to Seller the amount by which the CAM Charges and taxes actually paid by Seller during such Short Year exceed that portion of funds Seller collected from tenants for CAM Charges and taxes (which are not otherwise paid directly by such tenants) during the Short Year, or (ii) Seller shall pay to Purchaser the amount by which that portion of funds Seller collected from tenants for CAM Charges and taxes (which are not otherwise paid directly by such tenants) during the Short Year exceeds the CAM Charges and taxes actually paid by Seller during such Short Year.
H.    On the Closing Date the Escrow Agent will deliver or cause to be delivered the Deposit pursuant to the terms of the strict joint order escrow agreement entered into by Seller, Purchaser and Escrow Agent.
I.    The provisions of Section 10 shall survive the Closing.
11.    Possession.     Possession of the Property shall be delivered as of the Closing Date subject only to the Leases.
12.    Condemnation.     In the event that any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to all or any portion of the Land and/or the

Improvements, Seller shall promptly notify Purchaser thereof. If the condemnation will not result in a Material and Adverse Effect (as hereinafter defined) on the Property, Purchaser shall consummate the purchase of the Property without reduction of the Purchase Price, and the right to collect any condemnation award or compensation for such condemnation shall be assigned by Seller to Purchaser at Closing. For the purposes of this Section, “Material and Adverse Effect” shall mean a condemnation for which the pro tanto award is in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), any access to the Real Property is changed in any material manner or any Key Tenant is able to terminate its lease as a result of such condemnation proceeding. If the condemnation will result in a Material and Adverse Effect on the Property, Purchaser may elect, within five (5) days of notice thereof, either to (a) accept an assignment of any condemnation award or compensation for such condemnation from Seller at Closing whereupon this Contract shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property; or (b) terminate this Contract. If Purchaser elects to terminate this Contract, Purchaser shall give written notice to Seller thereof within such five (5) day period, the Deposit shall be returned to Purchaser, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination. If Purchaser fails to notify Seller within such five (5) day period of Purchaser’s intention to terminate this Contract, then Purchaser shall be deemed to have elected option (a) and Purchaser and Seller shall proceed to Closing in accordance with the terms and conditions of this Contract.
13.    Seller’s Default.     In the event Seller shall be in breach or violation of, or shall default, fail or refuse to perform its obligations under this Contract, and provided that Purchaser provides notice of such breach or default to Seller and such breach or default is not cured within ten (10) days of such notice, then Purchaser shall have the right to either (a) terminate this Contract and receive a refund of the Deposit, or (b) take any and all legal actions necessary to compel Seller’s specific performance hereunder and to consummate the transaction contemplated by this Contract in accordance with the provisions of this Contract, provided that any such action must be commenced within thirty (30) days following the Closing Date. Subject to the foregoing, if Closing does not occur, Seller shall not be liable to Purchaser for damages, including without limitation, consequential or punitive damages based upon any breach of this Contract, including, without limitation, breaches of representation or warranty.
14.    Purchaser’s Default; Liquidated Damages.     In the event Purchaser shall fail or refuse to perform its obligations under this Contract, and provided that Seller provides notice of such default to Purchaser and such default is not cured within ten (10) days of such notice, the Deposit shall be forwarded by Escrow Agent to Seller on demand, which is hereby agreed to be adequate liquidated damages for Purchaser’s default hereunder, and Seller shall have no other rights or remedies. The parties acknowledge that the Deposit represents a reasonable effort to ascertain the damages to Seller in the event of a Purchaser default, which damages are difficult or impossible to quantify.
15.    Broker’s Commission.     Seller shall be solely responsible for, and shall pay in cash at Closing, and only if Closing shall occur, a real estate commission to Marcus and Millichap (the “Broker”) pursuant to the terms of a separate agreement. Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller that except as provided in the preceding sentence no commissions are due and owing to any real estate broker or salesperson in connection with this transaction arising out of its actions. Seller and Purchaser hereby each agree to indemnify, defend and hold the other harmless from and against any claim for any real estate commission or similar fee arising out of its actions concerning the purchase and sale of the Property as contemplated by this Contract. The covenants and agreements contained in this Article shall survive the termination of this Contract or the Closing of the transaction contemplated hereunder. Seller acknowledges that Purchaser has disclosed that certain of its principals are licensed real estate agents in the Commonwealth of Virginia.
16.    Casualty.     If, prior to the Closing, all or any portion of the Property is damaged by fire or any other cause whatsoever, Seller shall promptly give Purchaser written notice of such damage. If the cost for repairing such damage is Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or less (as determined by Seller’s independent insurer), then Purchaser shall at Closing receive the amount of the deductible plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Contract shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property. Regardless of the size of the loss, for any damage not repaired prior to Closing, Seller shall not agree to any insurance settlement without Purchaser’s prior written consent, not to be unreasonably withheld, conditioned or delayed. If the cost for repairing such damage is greater than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (as determined by Seller’s independent insurer), or if any Key Tenant is able to terminate its lease as a result of such fire or any other casualty, then Purchaser shall have the option, exercisable by written notice delivered to Seller within five (5) days after Seller’s notice of damage to Purchaser, which notice from Seller shall be accompanied by the written estimate of the cost for repair, either to (i) receive the amount of the deductible plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Contract shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property; or (ii) terminate this Contract. If Purchaser elects to terminate this Contract, Purchaser shall give written notice to Seller thereof within such five (5) day period, the Deposit shall be returned to Purchaser, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination. If Purchaser fails to notify Seller within such five (5) day period of Purchaser’s intention to terminate this Contract, then Purchaser shall be deemed to have elected option (i) and Purchaser and Seller shall proceed to Closing in accordance with the terms and conditions of this Contract.
17.    Survival of Representations and Warranties.    All representations and warranties made by Seller shall survive the Closing for a period of nine (9) months after Closing. Subject to the terms and provisions of Section 5 of this Contract, all such representations and warranties made by Seller shall be true, bona fide and accurate as of Closing, notwithstanding the fact that any of the representations and warranties by the language used in this Contract or therein may refer to a state of facts as of a date prior to the Closing Date and not as of the Closing Date. The above limitations shall not apply to any representations or warranties contained in any special warranty deed executed by Seller and delivered to Purchaser at Closing.
18.    Assignment.        Purchaser may not assign its rights under this Contract, except as expressly provided in this Section. Seller hereby consents with respect to any assignment by Purchaser to any entity in which Wheeler REIT, Inc. owns, directly or indirectly, more than fifty percent (50%) of equity therein, (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Contract in form and substance reasonably satisfactory to Seller, and (c) in no event shall any assignment of this Contract release or discharge Purchaser from any liability or obligation hereunder.
19.    Notices.     All notices, requests or other communications permitted or required under this Contract shall be in writing and shall be communicated by personal delivery, by nationally recognized overnight delivery service (such as Federal Express), by certified mail, return receipt requested, by electronic mail or by facsimile transmission to the parties hereto at the addresses shown below or at such other address as any of them may designate by notice to each of the others. Notice given by facsimile or electronic mail shall be effective as of the successful transmission of the facsimile (as evidenced by a successful transmission report generated by the sender’s facsimile equipment) or upon sending electronic mail, but only if notice is sent the same day by another method permitted by this Section 19.

Seller:

c/o The Cloverleaf Group, Inc.
666 Dundee Road, Suite 901
Northbrook, Illinois 60062
Attn: Jonathan E. Basofin
Email: jeb@cleafgroup.com

Copy to:

Anne R. Garr
Freeborn & Peters LLP
311 South Wacker Drive, 30th Floor
Chicago, Illinois 60606
Email: agarr@freeborn.com

Purchaser:

WHLR- Highpoint Square, LLC
Dave Kelly
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Phone: (757) 627-9088
Fax: (757) 627-9081
Email: dkelly@WHLR.us

Copy to:

Stuart A. Pleasants, attorney at law
Stuart A. Pleasants, P. C.
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Phone: (757) 275-7634
Fax: (757) 627-9081
Email: stuartpleasants@verizon.net

Escrow Agent:

Andres R. Bardelas
AVP - Escrow Administration Manager
Chicago Title Insurance Company
10 S. LaSalle Street, Suite 3100
Chicago, IL 60603
Phone: (312) 223-2708
Fax: (312) 223-4851
Email: andres.bardelas@ctt.com

Title Company:

Douglas M. Atkins
Vice President, Commercial Counsel & Sr. Account Executive
Fidelity National Title Insurance Company
National Commercial Services
5516 Falmouth St., Ste. 200, Richmond, VA 23230
Phone: (804) 521-5702 | Toll Free: (800) 552-2442 Ext. 5702
Fax: (804) 521-5756
Mobile: (804) 399-4758
douglas.atkins@fnf.com

20.    Intentionally Omitted.

21.    Like Kind Exchange Under Section 1031 of the Internal Revenue Code. The parties acknowledge that Seller or Purchaser may wish to enter into a like kind exchange (either simultaneous or deferred) with respect to the Property (the “Exchange”) pursuant to the applicable provisions of Section 1031 of the Internal Revenue Code of 1986, as amended. Notwithstanding anything to the contrary contained in this Contract, Seller or Purchaser shall have the right to assign its interest under this Contract without the other party’s consent for the sole purpose of enabling the assigning party to effectuate the Exchange, including execution of any necessary acknowledgment documents; provided, however, that notwithstanding any such assignment, the assigning party shall not be released from any of its liabilities, obligations or indemnities under this Contract. The other party shall cooperate in all reasonable respects with the assigning party to effectuate such Exchange; provided, however, that:
A.    Closing shall not be extended or delayed by reason of such Exchange;
B.    The non-assigning party shall not be required to incur any additional cost or expense as a result of such Exchange, and the assigning party shall forthwith, on demand, reimburse the non-assigning party for any additional cost or expense excepting for attorney’s fees incurred by the non-assigning party as a result of the Exchange in reviewing documents; and
C.    The assigning party’s ability to consummate the Exchange shall not be a condition to the obligations of assigning party under this Contract, and the non-assigning party does not warrant and shall not be responsible for any of the tax consequences to assigning party with respect to the transactions contemplated hereunder.

22.    Miscellaneous.
A.This Contract shall be governed by, construed and enforced under the laws of the State of Illinois, without regard to its conflicts of laws provisions.
B.This Contract sets forth the entire agreement and understanding between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings which led to the subject matter hereof.
C.All the terms, covenants, representations, warranties and conditions of this Contract shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permissible assigns.
D.Failure of any party at any time or times to require performance of any provisions herein shall in no manner affect the right at a later time to enforce the provision. No waiver by either party of any condition, or the breach of any term, covenant, representation or warranty contained in this Contract, whether by conduct or otherwise, in any one of more instances, shall be deemed a further or continuing waiver of condition or covenant, representation or warranty contained in this Contract.
E.Any amendment or modification of this Contract shall be made in writing executed by the party sought to be charged thereby.
F.Wherever used herein, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all other genders. If Seller consists of more than one individual or entity, all individuals and entities comprising Seller shall be jointly and severally liable under this Contract. In this Contract, whenever general words or terms are followed by the word “including” (or other forms of the word “include”) and words of particular and specific meaning, shall be deemed to include the words “including without limitation,” and the general words shall be construed in their widest extent, and shall not be limited to persons or things of the same general kind or class as those specifically mentioned in the words of particular and specific meaning.

G.The captions and Section headings contained herein are for convenience only and shall not be used in construing or enforcing any of the provisions of this Contract.
H.This Contract may be executed by facsimile or electronic mail in two (2) or more counterparts, each of which shall be deemed an original hereof, but all of which, together, shall constitute a single agreement. If executed by facsimile or electronic mail, the parties to this Contract may rely on an electronic copy or facsimile copy as an original.
I.Time is of the essence with respect to every provision of this Contract.
J.If the expiration of any time period measured in days occurs on a Saturday, Sunday or legal holiday, such expiration shall automatically be extended to the next day which is not a Saturday, Sunday or legal holiday.
K.In the event of any litigation between the parties hereto with respect to this Contract, the non-prevailing party in such litigation shall pay any and all costs and expenses incurred by the other party in connection with such litigation including, without limitation, court costs (including costs of any trial or appeal therefrom) and reasonable attorneys' fees and disbursements.
L.    Purchaser and Seller agree not to record this Contract or any memorandum hereof.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement.

PURCHASER:

WHLR- Highpoint Square, LLC

/s/ Jon S. Wheeler
By Jon S. Wheeler, its Manager

SELLER:

ROMEOVILLE, LLC, an Illinois limited liability company

By: /s/ Michael S. Basofin
Name: Michael S. Basofin
Title: President